1 INDEX LICENSE AGREEMENT AMENDMENT THIS INDEX LICENSE AGREEMENT AMENDMENT (this “Amendment”) is made as of May 19, 2023 (the “Effective Date”), by and between Global X Management Company LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Licensor”), and Global X Funds, a Delaware statutory trust (the “Licensee”). Licensor and Licensee are referred to in this Agreement singly as a “Party” and collectively as the “Parties.” WHEREAS, the Parties have entered into an Index License Agreement dated April 15, 2022, as amended (the “Original Agreement”) and pursuant to Section 8 of the Original Agreement the Parties wish to amend Exhibit A and Exhibit B thereto pursuant to the conditions set forth herein; NOW, THEREFORE, in consideration of these premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows: 1. Exhibit A and Exhibit B are hereby deleted in their entirety and replaced with Exhibit A and Exhibit B hereto. 2. Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Original Agreement. In the event of a conflict between the terms hereof and the Original Agreement, this Amendment shall control. 3. As hereby amended and supplemented, the Original Agreement shall remain in full force and effect. 4. The Original Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto. IN WITNESS WHEREOF, the undersigned have duly executed this Index License Agreement Amendment as of the day and year first above written. Global X Management Company LLC By: Name: Susan Lively Title: General Counsel Global X Funds By: Name: Susan Lively Title: Secretary

2 EXHIBIT A Global X Metaverse Index Global X PropTech Index Global X U.S. Cash Flow Kings 100 Index Global X Gold Income Index Global X U.S. High Yield Preferred Index Global X Defense Tech Index

3 EXHIBIT B Global X Metaverse ETF Global X PropTech ETF Global X U.S. Cash Flow Kings 100 ETF Global X Gold Income ETF Global X SuperIncome™ Preferred ETF Global X Defense Tech ETF